Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K



  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 2-72277) of Federated Short-Intermediate Duration Municipal Trust (formerly Federated Short-Term Municipal Trust), and to the incorporation by reference of our report dated August 10, 2007 on Federated Short-Term Municipal Trust included in the Annual Shareholder Report for the year ended June 30, 2007.



/s/ ERNST & YOUNG LLP
Boston, Massachusetts
October 24, 2007